Contact: Exhibit 99.1

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Revenue and Adjusted EBITDA Exceed Company Third Quarter Guidance

Third Quarter Earnings per Share Increase to $0.17, Achieving High End of Guidance Range

Strong Momentum Heading into 2015 Diet Season

Fort Washington, PA-November 3, 2014-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended September 30, 2014. The following are key financial highlights for the period and reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2014

  Revenue was $90.6 million up from $85.4 million in the third quarter of 2013;
  Adjusted gross profit margin improved 130 basis points to 51.4% and adjusted gross profit increased 9% versus prior year to $46.5 million;
  Adjusted EBITDA was $10.9 million, an increase of 14% from adjusted EBITDA of $9.6 million in the third quarter of 2013;
  GAAP earnings per share increased to $0.17 from $0.01 the prior year; Adjusted earnings per share increased to $0.17 from $0.15; and
  Cash, cash equivalents, and short term investments were $38.5 million at September 30, 2014.

Dawn Zier, President and Chief Executive Officer, said, "We are pleased with the progress we have made in delivering strong results for the first nine months of 2014. Our revenue growth in the third quarter represents the fifth consecutive quarter of year-over-year top-line growth. Additionally, we exceeded the top-end of our revenue and adjusted EBITDA guidance reflecting the continued demand for our products across all channels, the success of our marketing strategy, and the disciplined management of costs while maintaining a focus on the customer experience."

Ms. Zier added, "We are confident in our full year guidance. We believe the momentum of our 2014 successes that drove new customer growth at higher margins, coupled with our demonstrated ability to innovate on both the product and marketing fronts, has us well positioned for the 2015 diet season and continued revenue and EBITDA growth."

Mike Monahan, Chief Financial Officer, commented, "Our year-over-year revenue growth in the third quarter was driven by new customer starts, improvement in reactivation and increased retail sales. Additionally, due to successfully implemented price increases in the first and second quarters and effective changes to promotions, adjusted gross profit margin increased to 51.4% reflecting a 130 basis point improvement year over year."

The Company announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 24, 2014 to stockholders of record as of November 13, 2014.

Fourth Quarter and Updated Full Year 2014 Guidance

For the fourth quarter of 2014, the Company expects revenue to be in the range of $78.1 million to $83.1 million. The Company expects fourth quarter adjusted EBITDA to be in the range of $10.9 million to $13.1 million. The Company also expects fourth quarter 2014 GAAP earnings per share to be in the range of $0.15 to $0.20.

For the full year of 2014, the Company is updating its revenue guidance to now be in the range of $402.0 million to $407.0 million, its annual adjusted EBITDA to be in the range of $42.0 million to $44.2 million, and its GAAP earnings per share guidance to be in the range of $0.63 to $0.68 for the full year of 2014.

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2014 financial results today at 5:00 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 877-407-3982, and reference conference ID 13584869.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and one-time charges. Adjusted gross profit is defined as gross profit as reported excluding one-time charges. Adjusted net income is defined as net income as reported excluding one-time charges.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and full year 2014 guidance, and the Company's financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other press releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight loss solutions and weight-related products and services including its structured food delivery program Nutrisystem® My Way® and its new digital platform NuMi™ by Nutrisystem. Nutrisystem has helped consumers lose weight for more than 40 years by providing quality foods and a nutritionally balanced meal program. Nutrisystem® meal plans feature more than 150 menu options, along with counseling options from trained weight-loss coaches, registered dietitians and certified diabetes educators. Customers are provided further support from the online community, tools, trackers, mobile apps and more. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity. Additionally, plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with diabetes or those at risk for type 2 diabetes. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The NuMi multi-platform system and downloadable App can be found at http://www.numi.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
Three Months Ended September 30, _________________________		Nine Months Ended September 30, ______________________
	2014	2013	2014	2013

REVENUE	$ 90,570	$ 85,360	$ 323,850	$ 288,213

COSTS AND EXPENSES:
Cost of revenue	44,043	47,627	160,605	147,696
Marketing	22,388	19,983	90,122	80,549
General and administrative	14,769	14,336	46,455	42,937
Depreciation and amortization	2,076	1,912	5,747	6,803
Total costs and expenses	83,276	83,858	302,929	277,985
Operating income	7,294	1,502	20,921	10,228
INTEREST EXPENSE, net	41	41	133	123
Income before income taxes	7,253	1,461	20,788	10,105
INCOME TAX EXPENSE	2,177	1,105	6,785	4,030
Net income	$ 5,076	$ 356	$ 14,003	$ 6,075

BASIC INCOME PER COMMON SHARE	$ 0.18	$ 0.01	$ 0.49	$ 0.21
DILUTED INCOME PER COMMON SHARE	$ 0.17	$ 0.01	$ 0.48	$ 0.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,274	27,983	28,287	27,974
Diluted	28,681	28,261	28,694	28,160

DIVIDENDS DECLARED PER COMMON SHARE	$ 0.175	$ 0.175	$ 0.525	$ 0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)
	September 30,	December 31,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 21,942	$ 9,772
Short term investments	16,588	16,551
Receivables	6,400	7,738
Inventories	17,490	26,088
Prepaid income taxes	154	2,167
Deferred income taxes	1,035	931
Other current assets	5,980	6,034
Total current assets	69,589	69,281
FIXED ASSETS, net	25,892	26,029
DEFERRED INCOME TAXES	7,459	5,924
OTHER ASSETS	1,107	1,211
Total assets	$ 104,047	$ 102,445

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 28,534	$ 29,117
Accrued payroll and related benefits	7,022	6,723
Deferred revenue	5,056	4,228
Other accrued expenses and current liabilities	5,974	7,441
Total current liabilities	46,586	47,509
NON-CURRENT LIABILITIES	2,678	2,779
Total liabilities	49,264	50,288

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued - 29,009 at September 30, 2014 and 28,866 at December 31, 2013)	29	29
Additional paid-in capital	29,177	24,095
Treasury stock, at cost, 233 shares at September 30, 2014 and 158 shares at December 31, 2013	(2,771)	(1,586)
Retained earnings	28,344	29,611
Accumulated other comprehensive income	4	8
Total stockholders' equity	54,783	52,157
Total liabilities and stockholders' equity	$ 104,047	$ 102,445

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 14,003	$ 6,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,747	6,803
Loss on disposal of fixed assets	7	110
Share-based compensation expense	4,443	4,031
Deferred income tax benefit	(1,391)	(642)
Other non-cash charges	17	43
Changes in operating assets and liabilities:
Receivables	1,338	(794)
Inventories	8,598	7,781
Other assets	158	2,952
Accounts payable	(932)	1,402
Accrued payroll and related benefits	299	4,172
Deferred revenue	828	1,831
Income taxes	1,678	4,264
Accrued settlement	0	5,000
Other accrued expenses and liabilities	(1,576)	517
Net cash provided by operating activities	33,217	43,545
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(6,729)	(23,536)
Proceeds from sales of short term investments	6,669	3,952
Capital additions	(5,260)	(6,351)
Proceeds from the sale of fixed assets	0	28
Net cash used in investing activities	(5,320)	(25,907)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	248	0
Taxes related to equity compensation awards, net	(705)	(548)
Payment of dividends	(15,270)	(14,923)
Net cash used in financing activities	(15,727)	(15,471)
NET INCREASE IN CASH AND CASH EQUIVALENTS	12,170	2,167
CASH AND CASH EQUIVALENTS, beginning of period	9,772	16,186
CASH AND CASH EQUIVALENTS, end of period	$ 21,942	$ 18,353

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$ 5,076	$ 356	$ 14,003	$ 6,075
Interest expense, net	41	41	133	123
Income tax expense	2,177	1,105	6,785	4,030
Depreciation and amortization	2,076	1,912	5,747	6,803
EBITDA	9,370	3,414	26,668	17,031
Non-cash employee compensation
expense	1,533	1,141	4,443	3,510
One-time charges
Settlement with supplier	0	5,000	0	5,000
Severance and related charges	0	0	0	1,441
Total one-time charges	0	5,000	0	6,441
Adjusted EBITDA	$ 10,903	$ 9,555	$ 31,111	$ 26,982

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)
	Three Months Ending		Twelve Months Ending
	December 31, 2014		December 31, 2014
	Low	High	Low	High

Net income	$ 4,517	$ 5,980	$ 18,520	$ 19,983
Interest expense, net	67	67	200	200
Income tax expense	2,545	3,282	9,330	10,067
Depreciation and amortization	2,453	2,453	8,200	8,200
EBITDA	9,582	11,782	36,250	38,450
Non-cash employee compensation expense	1,307	1,307	5,750	5,750
Adjusted EBITDA	$ 10,889	$ 13,089	$ 42,000	$ 44,200

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and one-time charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED GROSS PROFIT RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue as reported	$ 90,570	$ 85,360	$ 323,850	$ 288,213
Cost of revenue as reported	44,043	47,627	160,605	147,696
Gross profit as reported	46,527	37,733	163,245	140,517
Adjustment for settlement with supplier	0	5,000	0	5,000
Adjusted gross profit	$ 46,527	$ 42,733	$ 163,245	$ 145,517

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income as reported	$ 5,076	$ 356	$ 14,003	$ 6,075
Income tax expense as reported	2,177	1,105	6,785	4,030
Income before income tax expense	7,253	1,461	20,788	10,105
Adjustment for one-time charges	0	5,000	0	6,441
Adjusted income before income tax expense	7,253	6,461	20,788	16,546
Adjusted income tax expense	2,177	2,132	6,785	5,460
Adjusted net income	$ 5,076	$ 4,329	$ 14,003	$ 11,086

Adjusted diluted income per common share	$ 0.17	$ 0.15	$ 0.48	$ 0.38
Adjusted diluted weighted average shares
outstanding	28,681	28,261	28,694	28,160

Adjusted income tax expense for the three and nine months ended September 30, 2013 has been calculated using a tax rate of 33%.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA, adjusted EBITDA guidance, adjusted gross profit and adjusted net income are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.